Exhibit 10.6

CONSULTING AGREEMENT

AGREEMENT, dated as of the 31 day of January, 2014, by and between ANGION BIOMEDICA CORP., a Delaware corporation (the “Company”), and ________________ (the “Consultant”).

W I T N E S S E T H:

WHEREAS, the Consultant has extensive knowledge and experience in the areas of renal diseases (collectively, the “Consultant’s Field of Expertise”);

WHEREAS, the Company desires to retain the Consultant to provide certain consulting and related services (the “Consulting Services”) to the Company in connection with the Consultant’s Field of Expertise with respect to the Company’s current and proposed activities, and the Consultant desires to render the Consulting Services to the Company, all subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

1.            Term.  Subject to the terms and conditions herein, the term of the retention under this Agreement shall be for a period of 5 years, commencing as of the date hereof and terminating on January 21, 2019 (the “Term”).

2.            Position, Duties and Representations.

2.01.      Position.  During the Term, the Consultant shall hold the position of Special Consultant to the Company. He shall report to the President of the Company.

2.02.      Duties of Consultant.  During the Term, the Consultant shall provide the following Consulting Services to the Company:

(a)   advise and assist the Company in connection with the matters related to the Consultant’s Field of Expertise;

(b)   participate in the preparation and the giving of presentations by the Company to and meetings by the Company with representatives of the pharmaceutical and biotechnology industries, regulatory agencies and academic institutions;

(c)    serve on the Company’s Advisory Board; and

(d)   such other assignments as mutually agreed upon by the Consultant and the President of the Company.

2.03.      Extent of Services.

(a)   The Consultant shall devote such time to performance of the Consulting Services as may be reasonably required to accomplish the assigned tasks within the time frames agreed upon by the Consultant and the Company.

(b)   The Consulting Services may be performed telephonically or in person, as requested by the Company. The Consultant shall use his best efforts to attend the requested meetings or presentations.

(c)   The Consultant shall not possess the authority to bind or commit the Company to, or assume, enter into, or act on behalf of the Company for, any obligation, agreement or act.

2.04.      Representations.  The Consultant represents to the Company that he is not subject to any non-competition provision, confidentiality agreement, conflict of interest agreement or other restrictive covenant with a current or prior employer or with any other third party which would restrict or limit him in the performance of his Consulting Services hereunder. The Consultant shall promptly advise the President of the Company in the event his performance of any requested Consulting Services hereunder may conflict with any obligations of the Consultant to any third parties.

3.            Compensation.

3.01.      Remuneration.  In consideration for the services to be performed by the Consultant pursuant to this Agreement, the Company shall pay the Consultant a fee of $1500 per day for each day that he performs services hereunder, payable monthly.

3.02.      Reimbursement.  During the Term, the Company shall reimburse the Consultant for his travel expenses and other expenses incurred at the direction of the Company. All reimbursements shall be made in accordance with the Company’s reimbursement policies.

4.            Non-Disclosure of Confidential Information; Non-Competition.

4.01.      Confidentiality.

(a)   “Confidential Information” means any confidential or proprietary information, technical data, trade secrets or know-how of the Company, including, but not limited to, research and product plans, products, services, customer lists, and customers, markets, developments, inventions, processes, formulas, technology, research and other activities of licensees and licensors, marketing, finances or other business information disclosed by the Company, either directly or indirectly, in writing, orally or otherwise, as well as any therapeutic or and other proposed uses arising from the Company’s technologies and all non-public information regarding the Company’s actual and proposed business plans and strategies learned by the Consultant. Confidential Information does not include information which (i) has become publicly known and made generally available other than as a result of the Consultant’s violation of this Agreement, (ii) is in the possession of the Consultant prior to his receipt of such

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information from the Company, or (iii) is or can be independently acquired or developed by the Consultant without violating any of his obligations under this Agreement.

(b)   The Consultant will, to the extent permitted by applicable law, hold the Confidential Information in strict confidence and trust for the Company. The Consultant will not, during or subsequent to the Term of this Agreement, use the Company’s Confidential Information for any purpose whatsoever other than for the performance of services on behalf of the Company, or disclose the Confidential Information to any third party without the prior written consent of the Company. The Consultant further agrees to take all reasonable precautions to protect the Confidential Information and to prevent any unauthorized disclosure of such Confidential Information.

4.02.      Ownership and Assignment; Return of Documents.

(a)   The Consultant agrees that the Company shall be the sole and exclusive owner of all materials, concepts, inventions, works of authorship and Confidential Information the Consultant prepares, develops or makes (whether alone or jointly with others) in the performance of his Consulting Services hereunder and of all related rights (including patents, copyrights, trademarks and other intellectual property rights) (collectively, “Work Product”) and proceeds. The Work Product shall become part of the Confidential Information. The Company shall have the right to use the Work Product for any purpose without any additional compensation to the Consultant. The Consultant shall not make any Work Product available to any third party or use any Work Product for the benefit of himself or any third party without the prior written consent of the Company.

(b)   The Consultant agrees to execute and deliver all necessary assignments, irrevocable powers of attorney and take all other actions reasonably requested by and at the expense of the Company to vest ownership of the Work Product in the Company and for the Company to obtain all applicable patent, copyright, trademark and other intellectual property protection in its name.

(c)   Upon the expiration of his retention with the Company for any reason, the Consultant shall immediately deliver to the Company any and all Confidential Information, including Work Product, and all copies thereof, in his possession or under his control and all other non-public information regarding the Company’s business which is otherwise the property of the Company.

4.03.      Remedies.  The Consultant agrees that any breach or threatened breach by him of any provision of this Section 4 can result in material harm to the Company not wholly compensable in money damages and thus shall entitle the Company, in addition to any other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach, and without the requirement of posting a bond. The parties understand and intend that each restriction agreed to by the Consultant hereinabove shall be construed as separable and divisible from every other restriction, and that the unenforceability, in whole or in part of any restriction, will not affect the enforceability of the remaining restrictions and that one or more or all of such restrictions may be enforced in whole or in part as the

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circumstances warrant. No waiver of any one breach of the restrictions contained in this Section 4 shall be deemed a waiver of any future breach.

5.       Termination.  Notwithstanding the Term in Section 1 hereof, either party may terminate this Agreement at any time effective thirty (30) days after written notice of termination is received by the other party hereto. In addition, this Agreement shall terminate upon the death or permanent disability of the Consultant. Notwithstanding the termination of this Agreement, Section 4 shall survive in accordance with its terms.

6.       Status as Independent Contractor.  The relationship of the Consultant to the Company shall be that of an independent contractor. Neither this Agreement nor any conduct hereunder shall be deemed to create a relationship of employer-employee, partnership, joint venture or any other common enterprise between the Company and the Consultant. The Consultant further acknowledges the consideration provided herein is a gross amount of consideration and that the Company shall not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by the Consultant, except as may be required by law, and the Company shall have no responsibility or duties regarding such matters.

7.       Notices.  All notices, requests, demands or other communications hereunder shall be in writing and given if delivered personally or by registered mail or national overnight courier or by facsimile to either party at the address set forth below, or at such other address as either party may designate in writing to the other:

If to the Company:

Angion Biomedica Corp.
400 Kelby Street,16th Floor
Fort Lee, NJ 07024
Attn:   Itzhak D. Goldberg, M.D.,
Fax: (516) 869-1359

If to Consultant:

_____________________
____________

_____________

8.          Miscellaneous.

8.01.      Entire Agreement.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreement between the parties. If there is any conflict between the provisions of this Agreement and those in any other agreement, the provisions of this Agreement shall govern. No change,

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termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced.

8.02.      Successors and Assigns; Binding Effect.  This Agreement will be binding upon and inure to the benefit of the Company and its successors and assigns, and the Consultant, and his heirs and administrators. The Company may assign this Agreement to any corporation which is in a consolidated group with the Company or which acquires the Company.

8.03.      Waiver and Severability.  The waiver by either party of a breach of any terms or conditions of this Agreement shall not operate or be construed as a waiver of any subsequent breach by such party. In the event that any one or more of the provisions of this Agreement shall be declared to be illegal or unenforceable under any law, rule or regulation of any government having jurisdiction over the parties hereto, such illegality or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement.

8.04.      Heading; Interpretations.  The headings and captions used in this Agreement are for convenience only and shall not be construed in interpreting this Agreement.

8.05.      Governing Law.  All matters concerning the validity and interpretation of and performance under this Agreement shall be governed by the laws of the State of New York without regard to the conflicts of law principles thereof.

8.06.      Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute a single instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ANGION BIOMEDICA CORP.

By:

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